Exhibit 5.1

December 13, 2021

Basanite, Inc.

2041 NW 15th Avenue

Pompano Beach, FL 33069

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Basanite, Inc., a Nevada corporation (the “Company”), for the purpose of issuing this opinion letter in connection with the Company’s filing with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), for the registration of 58,194,432 shares of the Company’s common stock (“Common Stock”), consisting of: (i) 19,398,144 shares of outstanding Common Stock (the “Issued Shares”); (ii) 19,398,144 shares of Common Stock (the “Warrant A Shares”) that may be issued upon the exercise in full of certain outstanding warrants designated as Warrant A (the “Issued A Warrants”); and (iii) 19,398,144 shares of Common Stock (together with the Warrant A Shares, the “Warrant Shares”) that may be issued upon the exercise in full of certain outstanding warrants designated as Warrant B (together with the Issued A Warrants, the “Issued Warrants”).

We understand that (i) the Issued Shares and the Issued Warrants were issued by the Company under Securities Purchase Agreements, dated as of August 17, 2021 (the “SPAs”), between the Company and the persons identified therein as the Purchasers; and (ii) the Issued Shares and the Warrant Shares (collectively, the “Shares”) are to be offered and sold exclusively by security holders of the Company pursuant to the Registration Statement (assuming exercise of the Issued Warrants in full and effectiveness of the Registration Statement under the Act), with none of the proceeds of such sales being paid to the Company (except for payment of the exercise price to the Company for the exercise of the Issued Warrants).

This letter is being issued in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

Basanite, Inc.

December 13, 2021

In the capacity stated above, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission on September 29, 2021 (excluding items incorporated therein by reference), prior to the filing of any amendment thereto; (ii) the form of the SPAs, filed as Exhibit 10.10 to the Registration Statement; (iii) the forms of the Issued Warrants, filed as Exhibits 4.6 and 4.7 to the Registration Statement; (iv) an Officer’s Certificate (with exhibits), dated December 13, 2021 (the “Officer’s Certificate”), executed by the Acting Interim President and Chief Executive Officer and Acting Chief Financial Officer of the Company (the “Certifying Officer”); (v) the articles of incorporation and bylaws of the Company, certified by the Certifying Officer in the Officer’s Certificate; (vi) resolutions of the board of directors of the Company, certified by the Certifying Officer in the Officer’s Certificate; and (vii) such other records and other documents as we considered appropriate.

We have assumed (i) the conformity to executed originals of all documents submitted to us as copies or as unexecuted forms of such originals; (ii) the authenticity of any and all documents submitted to us as originals; (iii) the genuineness of all signatures on documents submitted to us or reviewed by us; (iv) the legal capacity of natural persons executing all relevant documents; (v) the accuracy and completeness of all records reviewed by us; (vi) the veracity as of the date of this letter of all certificates, records, instruments and other documents furnished to us, including as to factual matters stated in the SPAs, the Registration Statement and the Officer’s Certificate, even if they were issued on an earlier date (without our independent verification of the statements made therein or investigation of the basis for the representations contained therein); (vii) the issuance by the Company of the Issued Shares, the Issued Warrants and the Warrant Shares in accordance with the SPAs, against delivery of the consideration therefor as specified in the SPAs; (viii) that the SPAs and the Issued Warrants constitute valid and binding obligations of the Company; (ix) no changes in applicable law between the date of this letter and the date of the events that are the subject of this letter; and (x) the number of Warrant Shares when issued, together with the number of other shares of Common Stock then outstanding, will not exceed 1,000,000,000.

Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.        The Issued Shares are legally issued, fully paid and non-assessable.

2.        If and when the Warrant Shares are issued in accordance with the terms of the SPAs and the applicable Issued Warrants against delivery of the consideration for the Warrant Shares as specified in the SPAs and the applicable Issued Warrants, the Warrant Shares will be legally issued, fully paid and non-assessable.

Basanite, Inc.

December 13, 2021

We are licensed to practice law in the State of Nevada and the opinions herein are expressly limited to the laws of the State of Nevada, including all applicable provisions of Nevada statutes and the Constitution of the State of Nevada and published decisions of Nevada courts interpreting those provisions. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the laws of the State of Nevada as currently in effect. Furthermore, no opinion is given or implied as to compliance with, or the effect of, federal or state securities laws.

This letter is being delivered to the Company in connection with the Company’s filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

We consent to the filing of this letter as an exhibit to a pre-effective amendment to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated under the Act.

The opinions herein are rendered as of the date of this letter and we disclaim any obligation to advise you of any facts, circumstances, events or developments that hereafter come to our attention and might alter, affect or modify any of such opinions. The opinions herein are expressly limited to the matters set forth above and we render no opinion, by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the SPAs, the Issued Warrants, the Shares or any securities other than the Shares.

This letter is issued in the State of Nevada and by issuing this letter, we shall not be deemed transacting business in any other state. Furthermore, we do not consent to the jurisdiction of any state or local governmental authority other than the State of Nevada.

Very truly yours,

/s/ Saltzman Mugan Dushoff

Saltzman Mugan Dushoff